                                   EXHIBIT 11

                              VORNADO REALTY TRUST

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                       Three Months Ended
                                   -----------------------------
                                    March 31,        March 31,
                                      1997              1996
                                   -----------       -----------
Weighted average number of
    shares outstanding              26,087,910        24,274,053

Common share equivalents for
    options after applying
    treasury stock method              461,788           190,425
                                   -----------       -----------

Weighted Average Number of
    Shares and Common Share
    Equivalents Outstanding        $26,549,698        24,464,478
                                   ===========       ===========


Net income                         $ 9,690,000       $15,922,000
                                   ===========       ===========

Net Income Per Share               $       .36       $       .65
                                   ===========       ===========


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